UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 20, 2012, the stockholders of Lakeland Industries, Inc. (the “Company”) approved the Lakeland Industries, Inc. 2012 Stock Incentive Plan (the “Incentive Plan”) at the Annual Meeting of Stockholders. Any employee or director of the Company and its subsidiaries is eligible to participate in the Incentive Plan. The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors or a subcommittee thereof formed by the Compensation Committee (the “Committee”). The Incentive Plan provides for the grant of equity-based compensation in the form of restricted stock, restricted stock units, performance shares, performance units and other share-based awards. The Incentive Plan also permits the grant of awards that qualify for “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code. The Committee has the authority to determine the type of award, as well as the amount, terms and conditions of each award, under the Incentive Plan, subject to the limitations and other provisions of the Incentive Plan. An aggregate of 310,000 shares of the Company’s common stock are authorized for issuance under the Incentive Plan, subject to adjustment as provided in the Incentive Plan for stock splits, dividends, distributions, recapitalizations and other similar transactions or events. If any shares subject to an award are forfeited, expire, lapse or otherwise terminate without issuance of such shares, such shares shall, to the extent of such forfeiture, expiration, lapse or termination, again be available for issuance under the Incentive Plan. The foregoing summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on June 20, 2012. The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: All of the Board of Directors’ nominees for Class II director were elected to serve for three years expiring at the Company’s 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified, by the votes set forth below:

			Broker
Director	For	Withheld	Non-votes
Stephen M. Bachelder	1,990,998	1,030,388	2,141,797
Douglas B. Benedict	2,172,542	848,844	2,141,797
James M. Jenkins	1,987,485	1,033,901	2,141,797

Proposal 2: The Stockholders approved the Lakeland Industries, Inc. 2012 Stock Incentive Plan by the votes set forth below:

			Broker
For	Against	Abstain	Non-votes
2,516,398	494,157	10,831	2,141,797

Proposal 3: The Stockholders ratified the appointment of Warren Averett LLC as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013, by the votes set forth below:

For	Against	Abstain
5,137,748	17,893	7,542

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Lakeland Industries, Inc. 2012 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: June 21, 2012	By:	/s/ Christopher J. Ryan
Name: Christopher J. Ryan
Title: President & Chief Executive Officer